Exhibit 4.1

S P E C I M E N

[PICTURE]           [SNBANCSHARES, INC. LOGO]

NUMBER	SHARES
ZQ-

INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

COMMON STOCK	CUSIP 78460M 20 9
SEE REVERSE FOR CERTAIN DEFINITIONS

     THIS CERTIFIES THAT

     is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF

SNB BANCSHARES, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to the provisions of the laws of the State of Texas and to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation, as amended from time to time, to all of which the holder hereof, by acceptance of this certificate, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SNB BANCSHARES, SEAL]

PRESIDENT AND CHIEF EXECUTIVE OFFICER	CHAIRMAN

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, INC.
P.O. BOX 1596
DENVER, CO 90201

Transfer Agent
and Registrar,

By:

Authorized Signature

2161

SNB BANCSHARES, INC

The Corporation is authorized to issue shares of more than one class of stock or series pursuant to the authority granted it under the Articles of Incorporation. As provided in Article IV of the Articles of Incorporation, the holders of any class of stock of the Corporation have no preemptive right to acquire additional, unissued or treasury shares of any class of stock of the Corporation, or securities convertible into carrying a right to subscribe to such shares.

The Corporation will furnish a copy of the portions of the Articles of Incorporation containing the statements referred to in the preceding paragraph without charge to each shareholder who so requests in writing to the Corporation at its principal place of business or registered office.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT -	as tenants by the entireties		(Cust)	(Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors
Act

(State)

		UNIF TRF MIN ACT-	Custodian (until age )
(Cust)

under Uniform Transfers
(Minor)
to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value received,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

Shares of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s)) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

S P E C I M E N